Exhibit 10.23

Walter Industries, Inc.

2,000,000 Shares

Common Stock

($0.01 par value)

Repurchase Agreement

New York, New York
April 22, 2004

Walter Industries, Inc.

4211 W. Boy Scott Boulevard
Tampa, Florida 33607

Ladies and Gentlemen:

JWC Associates, L.P., a Delaware limited partnership, JWC Associates II, L.P., a Delaware limited partnership, and KKR Partners II, L.P., a Delaware limited partnership (collectively, the “Selling Stockholders”), propose to sell to Walter Industries, Inc., a Delaware corporation (the “Company”), 2,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the “Securities”).

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Selling Stockholders that:

(a)           The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and will not result in any violation of the provisions of the Company’s certificate of incorporation or bylaws.

(b)           No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein.

(c)           This Agreement and the transactions contemplated hereby have been  approved by the special committee of the Company’s Board of Directors formed to negotiate and approve the terms of this Agreement and the transactions contemplated hereby.

(d)           As of the date hereof, the Company has sufficient legally available funds under Section 160 of the Delaware General Corporation Law from which to purchase the Securities.

2.             Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(a)           The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action of each Selling Stockholder and will not result in any violation of the provisions of the certificate of limited partnership or limited partnership agreements or similar organizational documents of each Selling Stockholder.

(b)           Such Selling Stockholder is the record owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims.

(c)           No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Securities by such Selling Stockholder as contemplated by this Agreement.

3.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder agrees to sell to the Company the amount of Securities set forth opposite such Selling Stockholder’s name in Schedule I hereto, and the Company agrees to purchase from each Selling Stockholder the Securities, at a purchase price of $12.50 per share (which price was agreed upon by the parties on April 22, 2004 based on a discount to the closing sales price per share on the New York Stock Exchange on that date).

4.             Delivery and Payment.  Delivery of and payment for the Securities shall be made by the close of business on Tuesday, April 27, 2004 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the certificates representing the Securities shall be made to the Company at the offices of the Company (or at such other place mutually agreed upon by the parties) against payment by the Company of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder.

5.             Conditions to the Obligations of the Company and the Selling Stockholders.

(a)           The obligations of the Company to purchase the Securities shall be subject to (i) the accuracy of the representations and warranties on the part of the Selling Stockholders contained herein as of the Closing Date, (ii) the performance by the Selling Stockholders of their respective obligations hereunder in all material respects, and (iii) the existence on the Closing Date of sufficient legally available funds under Section 160 of the Delaware General Corporate Law from which to purchase the Securities.

(b)           The obligations of the Selling Stockholders to sell the Securities shall be subject to the accuracy of the representations and warranties on the part of the

Company contained herein as of the Closing Date and to the performance by the Company of its obligations hereunder in all material respects.

(c)           If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Company and the Selling Stockholders hereunder may be canceled at the Closing Date by the other party.  Notice of such cancelation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

6.             Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed, delivered or telefaxed to (813) 871-4420 and confirmed to it at 4211 W. Boy Scott Boulevard, Tampa, Florida 33607, Attention:  Victor P. Patrick with a copy to Potter Anderson & Corroon LLP  telefaxed to (302) 778-6029, and confirmed to it at 1313 N. Market Street, P.O. Box 951, Wilmington, Delaware 19899-0951, Attention: Michael B. Tumas; or if sent to the Selling Stockholders, will be mailed, delivered or telefaxed to (212) 750-0003, and confirmed to it , c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, NY 10009, Attention:  Perry Golkin with a copy to Latham & Watkins LLP telefaxed to (650) 463-2600, and confirmed to it at 135 Commonwealth Drive, Menlo Park, California 94301, Attention: Peter F. Kerman.

7.             Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

8.             Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

9.             Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

10.           Limited Recourse.  No partner of any Selling Stockholder and no partner or member of any general partner of any Selling Stockholder shall have any personal liability for the performance of any Selling Stockholder’s obligations hereunder.  Any liability or obligation of any Selling Stockholder hereunder shall be limited to and satisfied only out of the property of such Selling Stockholder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Selling Stockholders.

Very truly yours,

JWC ASSOCIATES, L.P.

By: KKR Associates, L.P., its general partner

By:
Name:
Title:

JWC ASSOCIATES II, L.P.

By: KKR Associates, L.P., its general partner

By:
Name:
Title:

KKR PARTNERS II, L.P.

By: KKR Associates, L.P., its general partner

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WALTER INDUSTRIES, INC.

By:
Name:
Title:

SCHEDULE I

Selling Stockholders:	Number of Securities to be Sold:

JWC ASSOCIATES, L.P.	1,940,113

JWC ASSOCIATES II, L.P.	12,856

KKR PARTNERS II, L.P.	47,031

TOTAL	2,000,000